                                                                      EXHIBIT 11

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                                  YEAR ENDED               YEAR ENDED
                                                                                    12/31/95                 12/31/96
                                                                                ------------             ------------
ENDING MARKET PRICE PER SHARE                                                   $       1.63             $       0.25
                                                                                ------------             ------------

AVERAGE MARKET PRICE PER SHARE                                                  $       2.78             $       1.16
                                                                                ------------             ------------

EARNINGS:
Net loss applicable to common stock                                             $ (2,819,097)            $ (4,834,240)


PRIMARY EARNINGS (LOSS) PER SHARE:

Weighted average number of common
    shares outstanding                                                            12,549,201               13,720,414

Incremental shares assuming all dilutive options and warrants exercised and proceeds used to purchase shares in the market at the
    average stock price during the period                                                  0                        0
                                                                                ------------             ------------

Total                                                                             12,549,201               13,720,414
                                                                                ============             ============

Primary loss per share                                                          $      (0.22)            $      (0.35)
                                                                                ============             ============


FULLY DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average number of common
    shares outstanding                                                            12,549,201               13,720,414

Incremental shares assuming all dilutive options and warrants exercised and proceeds used to purchase shares in the market at the average stock price during the period, or the stock price at the end of the period, whichever
    is higher                                                                              0                        0
                                                                                ------------             ------------

Total                                                                             12,549,201               13,720,414
                                                                                ============             ============

Fully diluted loss per share                                                    $      (0.22)            $      (0.35)
                                                                                ============             ============

                                                                      EXHIBIT 11
                                                                       CONTINUED

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


Actual Shares outstanding at 1/1/95                                        12,435,673

Net weighted average shares issued during 1995                                113,528
                                                                     ----------------

Weighted average shares outstanding for earnings
per share computation at 12/31/95                                          12,549,201
                                                                     ================

Actual Shares outstanding at 1/1/96                                        12,486,273

Net weighted average shares issued during 1996                              1,234,141
                                                                     ----------------

Weighted average shares outstanding for earnings
per share computation at 12/31/96                                          13,720,414
                                                                     ================



Note: Common stock equivalents for 1995 and 1996 have not been considered because their effect would be anti-dilutive.